EXHIBIT 5.1

                                                              March 7, 2007


Western United Financial Corporation
70 South Lake Avenue, Suite 900
Pasadena, California  91101

                      Re: Western United Financial Corporation REGISTRATION STATEMENT ON FORM S-1
                               -------------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to Western United Financial Corporation, a Delaware corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-1 (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933 (the "Securities Act"), the sale by the Company of (i) 7,331,250 units, including 956,250 units that the underwriters will have a right to purchase from the Company to cover over-allotments, if any (collectively, the "Units"), issuable to the public, each Unit consisting of (a) one share of the Company's common stock, $.01 par value per share (the "Common Stock"), and (b) one warrant to purchase one share of Common Stock at an exercise price of $6.00 per share (the "Public Warrants"), (ii) an option (the "Purchase Option") to purchase 318,750 units (the "Purchase Option Units") to be issued to Sandler O'Neill & Partners, L.P., each Purchase Option Unit consisting of (a) one share of Common Stock and
(b) one warrant to purchase one share of Common Stock at an exercise price of $7.50 per share (the "Purchase Option Warrants," and together with the Public Warrants, the "Warrants"), (iii) the Purchase Option Units issuable upon exercise of the Purchase Option, (iv) all shares of Common Stock and all Warrants issued as part of the Units and the Purchase Option Units (v) all shares of Common Stock (the "Warrant Shares") issuable upon exercise of the Warrants included in the Units and the Purchase Option Units, and (vi) 200,000 shares of Common Stock offered to Western United Funding, LLC, a Delaware limited liability company (the "Funding Shares").

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Western United Financial Corporation
March 7, 2007
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                  This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In rendering the opinions set forth herein, we have examined and relied on originals or copies of certain resolutions of the Board of Directors of the Company and originals or copies of the following each in the form filed with the Commission as of the date hereof: (i) the Registration Statement; (ii) the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and between the Company and the underwriters;
(iii) the Purchase Option; (iv) the Warrant Agreement proposed to be entered into by and between the Company and Wells Fargo Bank, N.A. as warrant agent (the "Warrant Agent"); (v) the Warrants; (vi) the Units; (vii) the Amended and Restated Certificate of Incorporation of the Company; and (viii) the Amended and Restated Bylaws of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and that each of the documents identified in clauses (i) through
(viii) of the preceding paragraph will be entered into or filed or adopted as appropriate. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

                  We do not express any opinion as to any laws other than the corporate laws of the State of Delaware and the laws of the State of New York, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

                  The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

                  (a) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

                  (b) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions, our opinion is rendered in

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Western United Financial Corporation
March 7, 2007
Page 3


reliance upon N.Y. Gen. Oblig. Law ss.ss. 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations; and

                  (c) in rendering the opinion set forth in paragraph 5 below, we have assumed that the Warrant Price (as defined in the Warrant Agreement) will be at least equal to the par value of the Warrant Shares at the time of conversion.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. Each Unit and Purchase Option Unit has been duly authorized by the Company and, when such Units and Purchase Option Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  2. The Common Stock included in the Units and the Purchase Option Units will be duly authorized, validly issued, fully paid and nonassessable when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement.

                  3. The Funding Shares will be duly authorized, validly issued, fully paid and nonassessable when delivered to and paid for by Western United Funding, LLC in the manner disclosed in the Registration Statement.

                  4. Each Warrant included in the Units and the Purchase Option Units, when such Units and Purchase Option Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  5. The Purchase Option, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  6. The Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable when delivered to and paid for upon exercise of the Warrants in accordance with the terms of the Warrant Agreement.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of

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Western United Financial Corporation
March 7, 2007
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persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP